Exhibit 5.1

Reed Smith LLP

1901 Avenue of the Stars

Suite 700

Los Angeles, CA 90067-6078

+1 310 734 5200

Fax +1 310 734 5299

reedsmith.com

May 20, 2020

Ritter Pharmaceuticals, Inc.

1880 Century Park East, Suite 1000

Los Angeles, CA 90067

Ladies and Gentlemen:

We have represented Ritter Pharmaceuticals, Inc., a Delaware Corporation (the “Company”), in connection with (1) the Registration Statement on Form S-4 (No. 333-236235) (such registration, as amended, the “Initial Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), and Series Alpha convertible preferred stock, par value $0.001 per share (the “Preferred Shares”), along with the Common Shares that may be issued upon the conversion of the Preferred Shares, in connection with the merger (the “Merger”) of RPG28 Merger Sub, Inc., a Delaware corporation, and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Qualigen, Inc., a Delaware corporation (“Qualigen”), with Qualigen surviving the Merger as a wholly owned subsidiary of the Company, pursuant to that certain Agreement and Plan of Merger, dated as of January 15, 2020, by and among the Company, Merger Sub, and Qualigen, as amended on February 1, 2020 and March 26, 2020 (the “Merger Agreement”), and (2) the registration statement on Form S-4 (the “462(b) Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act, relating to up to an additional 95,000 shares of the Company’s Common Shares (the “Additional Shares”) to be issued by the Company in the Merger. The 462(b) Registration Statement incorporates by reference the Initial Registration Statement that was declared effective by the Commission on April 9, 2020.

As legal counsel to the Company in connection with the Merger, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the issuance of the Additional Shares in the Merger. We have examined and relied upon the 462(b) Registration Statement in the form filed with the Commission on the date hereof, the Initial Registration Statement (which is incorporated by reference into the 462(b) Registration Statement), the Merger Agreement, the Company’s Certificate of Incorporation and Bylaws, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only with respect to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Additional Shares have been duly authorized by all necessary corporate action on the Company’s part and when issued in the manner described in the Initial Registration Statement and Merger Agreement, will be validly issued, fully paid and nonassessable.

In rendering the opinion above, we have assumed that the 462(b) Registration Statement is effective pursuant to Rule 462(b) of the Securities Act (and will remain effective at the time of issuance of the Additional Shares).

This opinion is for your benefit in connection with the 462 Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the 462 Registration Statement and to the reference to our firm in the Prospectus included in the Initial Registration Statement under the heading “Legal Matters,” which is incorporated by reference in this 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such 462(b) Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Reed Smith LLP
REED SMITH LLP